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                                                                     EXHIBIT 3.4

                            ARTICLES OF AMENDMENT OF
                         THE THIRD AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                                 SYNQUEST, INC.


         Pursuant to Section 14-2-1001 of the Georgia Business Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation (the "Articles of Incorporation"):

                                       1.

         The name of the corporation is SynQuest, Inc.

                                       2.

         The corporation's Third Amended and Restated Articles of Incorporation are amended by removing Article I in its entirety and replacing it with the following:

                                   "ARTICLE I.

      The name of the corporation (the "Corporation") is Viewlocity, Inc."

                                       3.

         These Articles of Amendment were duly adopted by the Board of Directors of the corporation on December 3, 2002.

                                       4.

         Shareholder action was not required for the adoption of the amendment, and the amendment was adopted by the Board of Directors without such shareholder action.

                                       5.

         A request for publication of a notice of intent to file these Articles of Amendment to change the name of the corporation and payment therefor have been made as required by Section 14-2-1006.1(b) of the Georgia Business Corporation Code.



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         IN WITNESS WHEREOF, the corporation has caused these Articles of
Amendment to be executed by a duly authorized officer on the 18th day of December 2002.



                                 SynQuest, Inc.

                                 By:  /s/ L. Allen Plunk
                                 -------------------------------------------
                                 Name:  L. Allen Plunk
                                 Title: Chief Financial Officer and Executive
                                        Vice President